UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2021

Date of Report (Date of earliest event reported)

Williams Rowland Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40659	86-2603800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Post Road East Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	WRACU	The New York Stock Exchange
Common Stock, par value $0.0001 per share	WRAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRACW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 29, 2021, Williams Rowland Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”), each Unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one-half of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000.

As of July 29, 2021, a total of $204,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public stockholders (not including $1.9 million subsequently transferred to the Company’s operating account). An audited balance sheet as of July 29, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

On August 3, 2021, the underwriter exercised its overallotment option to purchase an additional 3,000,000 Units.

An audited balance sheet as of July 29, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated July 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2021

WILLIAMS ROWLAND ACQUISITION CORP.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Co-Chief Executive Officer

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